UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2014

KLEANGAS ENERGY TECHNOLOGIES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-176820 (Commission File Number)	45-53499508 (IRS Employer Identification No.)

3001 N. Rocky Pt. RD. Suite 200 Tampa, Florida (Address of principal executive offices)	33771 (Zip Code)

(888)720-0806 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Premier Venture Partners LLC

On February 28, 2014, the Board of Directors of Kleangas Energy Technologies, Inc. a Delaware corporation (the “Company”), finalized and authorized the execution of that certain equity purchase agreement dated February 28, 2014 (the "Equity Purchase Agreement") with Premier Venture Partners LLC, a California limited liability company ("Premier Venture"), and associated registration rights agreement dated February 28, 2014 with Premier Venture (the "Registration Rights Agreement").

Equity Purchase Agreement

On February 28, 2014, the Company entered into the Equity Purchase Agreement with Premier Venture. Pursuant to the terms and provisions of the Equity Purchase Agreement, for a period of thirty-six (36) months commencing on the date of effectiveness of the Registration Statement (as defined below), Premier Venture shall commit to purchase up to $12,000,000 of the Company's common stock, par value $0.001 per share (the "Shares"), pursuant to Puts (as defined below) covering the Registrable Securities (as defined below). The Purchase Price for the Shares for each Put shall be the put amount multiplied by seventy percent (70%) of the lowest individual daily VWAP of the Shares during the pricing period less five hundred dollars ($500.00). The maximum number of Shares that the Company shall be entitled to Put to Premier Venture per any applicable Put Notice (the “Put Amount”) shall not exceed the lesser of (i) 200% of the average daily trading volume of Company’s common stock on the five trading days prior to the date the Put Notice is received by Premier Venture; and (ii) 120% of any previous put amount during the open period (or for the first Put Notice, 15,000,000 shares). Notwithstanding the preceding sentence, the Put Amount cannot exceed 4.99% of the outstanding shares of the Company.

The "Registrable Securities" include: (i) the Shares; and (ii) any securities issued or issuable with respect to the Share by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

In further accordance with the terms and provisions of the Equity Purchase Agreement and in consideration for the execution and delivery of the Equity Purchase Agreement by Premier Venture, the Company shall issue a certificate to Premier Venture representing 21,231,423 as the Initial Commitment Shares. "Initial Commitment Shares" shall mean 21,231,423 shares of common stock representing 2.5% of $12,000,000 divided by the sum equal to the daily VWAP of the common stock on the trading day immediately preceding the execution date multiplied by 90%.

On the date which is thirty (30) days after the execution date of the Registration Statement (as defined below), the Company shall further issue a certificate to Premier Venture representing 21,231,423 as the Additional Commitment Shares. "Additional Commitment Shares" shall mean 21,231,423 shares of common stock representing 2.5% of $12,000,000 divided by the sum equal to the daily VWAP of the common stock on the trading day immediately preceding the execution date multiplied by 90%.

Registration Rights Agreement

On February 28, 2014, the Company entered into the Registration Rights Agreement with Premier Venture. Pursuant to the terms and provisions of the Registration Rights Agreement, the Company is obligated to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission to cover the Registrable Securities within thirty (30) days from the date of execution of the Registration Rights Agreement,. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

During the first quarter of fiscal year 2014, the Company has issued five (5) convertible notes for potential aggregate funding up to $895,000 (collectively, the "Convertible Notes") as follows:

•	$275,000 convertible note due twelve months after its issue date representing maximum funding up to $275,000. The initial consideration shall be $75,000 and the investor may pay additional consideration of up to $175,000, which may be funded at any time prior to the maturity date at the investor's sole discretion. The convertible note shall be interest free for ninety (90) days. In the event that the convertible note is not repaid within ninety days, the convertible note will have a one-time interest charge of 10%. The convertible note shall be convertible into shares of common stock of the Company, which conversion price shall mean 50% multiplied by the lowest trade price in the twenty (2) trading days prior to the measurement date.

•	10% convertible promissory note in the total face value of $250,000 due January 8, 2015. The initial purchase price will be $27,500 of consideration upon execution of a note purchase agreement. Interest on any outstanding principal balance shall accrue at a rate of 10% per annum. In the event of a default, interest will accrue at the rate equal to the lower of twenty (20%) per annum or the highest rate permitted by law. The investor shall have the right, at the investor's option, at any time to convert the outstanding principal amount and Interest under the note in whole or in part. The conversion price shall be equal to the lower of $.0027 or sixty percent (60%) of the lowest trading price of the Company’s common stock during the twenty five (25) consecutive trading days prior to the date on which the investor elects to convert all or part of the note. If the Company is placed on “chilled” status with the Depository Trust Company, the discount will be increased by ten percent (10%) until such chill is remedied.

•	$60,000 convertible note due twelve months after its issue date. The principal and accrued interest under the note will be convertible into shares of common stock of the Company at a 45% discount to the lowest daily closing bid with a ten (10) look back. The note shall bear interest at 8%. Of the $60,000, $30,000 will be paid in cash upfront against delivery of the note. The remaining $30,000 shall be paid via delivery of a further $30,000 promissory note secured by $30,000 in value of assets.

•	$60,000 convertible note due twelve months after its issue date. The principal and accrued interest under the note will be convertible into shares of common stock of the

Company at a 45% discount to the lowest daily closing bid with a ten (10) look back. The note shall bear interest at 8%. Of the $60,000, $30,000 will be paid in cash upfront against delivery of the note. The remaining $30,000 shall be paid via delivery of a further $30,000 promissory note secured by $30,000 in value of assets.

•	$300,000 promissory note due two years after its issue date. The principal and accrued interest under the note will be convertible into shares of common stock of the Company at the lesser of $0.0018 or 60% of the lowest trade price in the 25 trading days previous to the conversion. The note shall be interest free for the first three months and if the Company does not repay within the three months, a one time interest charge of 12% shall be applied to the principal sum.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on February 28, 2014, the Board of Directors authorized the issuance of the Initial Commitment Shares in accordance with the terms and provisions of the Equity Purchase Agreement. Therefore, the Company issued an aggregate of 21,231,423 shares of its common stock to Premier Venture. The shares of common stock were issued to Premier Venture in reliance on Section 4(2) and/or Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Premier Venture acknowledged that the securities issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Equity Purchase Agreement dated February 28, 2014 between Kleangas Energy Technologies Inc. and Premier Venture Partners LLC.

10.2 Registration Rights Agreement dated February 28, 2014 between Kleangas Energy Technologies Inc. and Premier Venture Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5 , 2014	Kleangas Energy Technologies Inc.
/s/Bo Linton
By: Bo Linton
Its: CEO